                                                                      EXHIBIT 11

                              CRYSTAL OIL COMPANY

                    COMPUTATION OF INCOME PER COMMON SHARE
              (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)

                                     Three Months Ended          Nine Months Ended
                                         September 30              September 30
                                 -------------------------   ------------------
                                     1997          1996          1997           1996
                                 -----------   -----------   -----------    --------
Earnings per common share:

  Income from operations         $       163   $       626   $     1,472    $     1,908
                                 ===========   ===========   ===========    ===========

  Weighted average of common
    shares outstanding             2,666,022     2,665,372     2,665,755      2,660,610
                                 ===========   ===========   ===========    ===========

Earnings per common share        $       .06   $       .23   $       .55    $       .72
                                 ===========   ===========   ===========    ===========


Primary: (Including dilutive
          Common Stock
          equivalents)
  Income from operations         $       163   $       626   $     1,472    $     1,908
  Adjustments to income
    (net of income tax)                    -             -             -              -
                                 -----------   -----------   -----------    -----------
  Adjusted net income            $       163   $       626   $     1,472    $     1,908
                                 ===========   ===========   ===========    ===========

  Weighted average of common
    and common equivalent
    shares:
      Outstanding                  2,666,022     2,665,372     2,665,755      2,660,610
      Assuming conversion or
        exercise of:
          Stock options, net
            of treasury shares        28,959        27,790        28,987         32,082
          Senior preferred stock      33,274        33,274        33,274         33,274
                                 -----------   -----------   -----------    -----------
                                   2,728,255     2,726,436     2,728,016      2,725,966
                                 ===========   ===========   ===========    ===========

  Per share amount:
      Net income                 $       .06   $       .23   $       .54    $       .70
                                 ===========   ===========   ===========    ===========

                                                                      EXHIBIT 11
                                                                     (continued)

                              CRYSTAL OIL COMPANY

                    COMPUTATION OF INCOME PER COMMON SHARE
              (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)

                                    Three Months Ended           Nine Months Ended
                                       September 30                September 30
                                -------------------------    -------------------------
                                    1997          1996           1997          1996
                                -----------   -----------    -----------   -----------
Fully-diluted:

  Income from operations        $       163   $       626    $     1,472   $     1,908
  Adjustments to income
    (net of income tax)                   -             -              -             -
                                -----------   -----------    -----------   -----------
  Adjusted net income           $       163   $       626    $     1,472   $     1,908
                                ===========   ===========    ===========   ===========

  Weighted average of
   common shares:
    Outstanding                   2,666,022     2,665,372      2,665,755     2,660,610
    Assuming conversion or
      exercise of:
        Stock options, net
          of treasury shares         37,257        29,948         36,191        34,038
        Senior preferred stock       33,274        33,274         33,274        33,274
                                -----------   -----------    -----------   -----------
                                  2,736,553     2,728,594      2,735,220     2,727,922
                                ===========   ===========    ===========   ===========

  Per share amount:
      Net income                $       .06   $       .23    $       .54   $       .70
                                ===========   ===========    ===========   ===========


NOTE:  See Note 3 of Notes to Consolidated Condensed Financial Statements.